Exhibit 99.1

Casa Systems Reports First Quarter 2019 Financial Results

Andover, Mass. – May 1, 2019 – Casa Systems, Inc. (Nasdaq:CASA), a leading provider of converged broadband infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for its first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights

•	Revenue of $35.5 million

•	Gross margin of 69.0%

•	GAAP net loss of $15.3 million

•	Non-GAAP net loss of $11.6 million

•	GAAP net loss per fully diluted share of $0.18

•	Non-GAAP net loss per fully diluted share of $0.14

•	Adjusted EBITDA loss of $7.7 million

“The first quarter was one of our toughest quarters,” said Jerry Guo, Casa’s President and CEO. “Our results were negatively impacted by an industry-wide slowdown in MSO spending on integrated CCAP hardware, certain of our largest customers redirecting capex to other investments, and a slower transition to wireless and fixed telco revenue than we anticipated. For the remainder of the year we will be focused on the large number of opportunities that have come our way. We believe we are at an important juncture in the development of our business and I remain confident that our recent results are not indicative of the company’s large future opportunity.”

Maurizio Nicolelli, Casa’s CFO added, “While the first quarter proved to be a very challenging quarter, our pipeline of opportunities provides us with the confidence in a stronger second half of the year and enables us to reaffirm our original outlook for the year at this point in time. In addition, we anticipate that we will close the acquisition of NetComm in the second quarter of 2019 and begin to realize expected synergies this year.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2019, we expect:

•	Revenue between $250 million and $300 million

•	Gross Margin in a range of 65% and 70%

•	Adjusted EBITDA between $50 million and $60 million

•	Effective income tax rate between 0% and 10%

•	GAAP diluted net income per share between $0.20 and $0.30 and Non-GAAP diluted net income per share between $0.30 and $0.40

Guidance above for fiscal 2019 does not include results from the expected acquisition of NetComm Wireless.

Guidance for non-GAAP financial measures excludes acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; stock-based compensation, which is a non-cash charge; and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its first quarter ended March 31, 2019, and its business outlook at 5:00 p.m. Eastern Standard Time today, May 1, 2019. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any difficulties in closing our acquisition of NetComm and generating anticipated synergies; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Annual Report on Form 10-K, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We define non-GAAP net income (loss) as net income (loss) as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, which is a non-cash charge; acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; and the tax effect on these excluded items. The tax effect of the excluded items is calculated using our effective income tax rate for the period, excluding the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of the excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income (loss) per share as diluted net income (loss) per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income (loss). We have presented non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income (loss), excluding the impact of stock-based compensation expense; acquisition costs; other non-recurring expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense from each of non-GAAP net income (loss), non-GAAP diluted net income (loss) per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy;

•

we exclude the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options, which are not related to the operating performance of our business, in calculating the effective tax rate used to determine the tax effect of the items excluded from our non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share; these discrete tax benefits will result in a reduction in our income taxes and cash paid for income taxes;

•

we exclude acquisition costs and other non-recurring expenses from non-GAAP net income (loss), non-GAAP diluted net income (loss) per share and adjusted EBITDA because they are one-time non-recurring charges, although these are included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures”.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers converged broadband solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 475 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue	$35,486	$89,074
Cost of revenue	10,989	27,119

Gross profit	24,497	61,955
Operating expenses:
Research and development	18,405	20,530
Selling, general and administrative	20,193	18,456

Total operating expenses	38,598	38,986

(Loss) income from operations	(14,101)	22,969

Other income (expense):
Interest income	1,652	1,095
Interest expense	(5,197)	(4,672)
Loss on foreign currency, net	(92)	(24)
Other income, net	229	201

Total other income (expense), net	(3,408)	(3,400)

(Loss) income before (benefit from) provision for income taxes	(17,509)	19,569
(Benefit from) provision for income taxes	(2,170)	1,793

Net (loss) income	$(15,339)	$17,776

Net (loss) income per share:
Basic	$(0.18)	$0.22

Diluted	$(0.18)	$0.19

Weighted-average shares used to compute net (loss) income per share:
Basic	83,323	81,629

Diluted	83,323	93,594

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Net (Loss) Income to Non-GAAP Net (Loss) Income:
Net (loss) income	$(15,339)	$17,776
Stock-based compensation	1,900	4,230
Acquisition costs	868	—
Other non-recurring expenses	1,255	—
Tax effect of excluded items	(325)	(388)

Non-GAAP net (loss) income	$(11,641)	$21,618

Non-GAAP net (loss) income margin	(32.8)%	24.3%

Reconciliation of Diluted Net (Loss) Income Per Share to Non-GAAP Diluted Net (Loss) Income Per Share:
Diluted net (loss) income per share	$(0.18)	$0.19
Non-GAAP adjustments to net (loss) income	0.04	0.04

Non-GAAP diluted net (loss) income per share	$(0.14)	$0.23

Weighted-average shares used in computing diluted net (loss) income per share	83,323	93,594

Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(15,339)	$17,776
Stock-based compensation	1,900	4,230
Acquisition costs	868	—
Other non-recurring expenses	1,255	—
Depreciation and amortization	2,396	2,302
Other income, net	3,408	3,400
(Benefit from) provision for income taxes	(2,170)	1,793

Adjusted EBITDA	$(7,682)	$29,501

Adjusted EBITDA margin	(21.6)%	33.1%

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(13,849)	$51,143
Purchases of property and equipment	(1,835)	(2,539)

Free cash flow	$(15,684)	$48,604

Summary of Stock-Based Compensation Expense:
Cost of revenue	$71	$209
Research and development	141	2,018
Selling, general and administrative	1,688	2,003

Total	$1,900	$4,230

Summary of Revenue:
Sales of broadband products	$13,403	$50,759
Capacity expansions	13,250	29,430

Product	26,653	80,189
Service	8,833	8,885

Total revenue	$35,486	$89,074

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$264,411	$280,587
Accounts receivable, net	50,091	81,782
Inventory	67,773	50,997
Prepaid expenses and other current assets	4,979	3,755
Prepaid income taxes	1,636	390

Total current assets	388,890	417,511
Property and equipment, net	29,482	29,879
Accounts receivable, net of current portion	1,997	2,388
Deferred tax assets	23,703	21,578
Other assets	3,694	3,293

Total assets	$447,766	$474,649

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,814	$17,776
Accrued expenses and other current liabilities	23,088	36,992
Accrued income taxes	1,568	958
Deferred revenue	31,319	31,206
Current portion of long-term debt, net of unamortized debt issuance costs	2,184	2,179

Total current liabilities	75,973	89,111
Accrued income taxes, net of current portion	5,124	4,923
Deferred revenue, net of current portion	8,504	12,479
Long-term debt, net of current portion and unamortized debt issuance costs	292,731	293,280

Total liabilities	382,332	399,793

Stockholders’ equity:
Common stock	84	83
Additional paid-in capital	159,992	156,939
Accumulated other comprehensive loss	(445)	(1,158)
Accumulated deficit	(94,197)	(81,008)

Total stockholders’ equity	65,434	74,856

Total liabilities and stockholders’ equity	$447,766	$474,649

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows (used in) provided by operating activities:
Net (loss) income	$(15,339)	$17,776
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	2,396	2,302
Stock-based compensation	1,900	4,230
Deferred income taxes	(2,700)	1,040
Increase in provision for doubtful accounts	1,255	—
Excess and obsolete inventory valuation adjustment	(613)	(1,043)
Changes in operating assets and liabilities:
Accounts receivable	25,289	28,470
Inventory	(16,986)	7,713
Prepaid expenses and other assets	(1,721)	103
Prepaid income taxes	(1,245)	(1,273)
Accounts payable	1,165	1,644
Accrued expenses and other current liabilities	(8,171)	(7,162)
Accrued income taxes	812	1,969
Deferred revenue	109	(4,626)

Net cash (used in) provided by operating activities	(13,849)	51,143

Cash flows used in investing activities:
Purchases of property and equipment	(1,835)	(2,539)

Net cash used in investing activities	(1,835)	(2,539)

Cash flows used in financing activities:
Principal repayments of debt	(828)	(826)
Proceeds from exercise of stock options	1,498	675
Payments of dividends and equitable adjustments	(761)	(2,241)
Payments of initial public offering costs	—	(976)
Employee taxes paid related to net share settlement of equity awards	(1,004)	—

Net cash used in financing activities	(1,095)	(3,368)

Effect of exchange rate changes on cash and cash equivalents	609	1,039

Net (decrease) increase in cash, cash equivalents and restricted cash	(16,170)	46,275
Cash, cash equivalents and restricted cash at beginning of period	281,606	260,820

Cash, cash equivalents and restricted cash at end of period	$265,436	$307,095

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,682	$4,291

Cash paid for income taxes	$683	$53

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$858	$287

Prepaid expenses and other current assets included in accounts payable	$157	$241

Deferred public offering costs included in accounts payable and accrued expenses and other current liabilities	$—	$171

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$2,575	$8,420

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$5,389	$5,754